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As filed with the Securities and Exchange Commission on March 12, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GasLog Ltd.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant's Name into English)

Bermuda (State or other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification Number)

c/o GasLog Monaco S.A.M.
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
+377 97 97 51 15
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

With copies to:

D. Scott Bennett, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

             Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

             If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

             Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☐

             If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

             † The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)

Common Shares, par value $0.01 per share

Preference Shares

Series A Preference Shares, par value $0.01 per share

Debt Securities

Warrants

Rights

Units

Total	$600,000,000		$600,000,000	$30,300

(1)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with any initial aggregate public offering price not to exceed $600,000,000. Separate consideration may or may not be received for shares that are issuable on exercise, conversion or exchange of other securities or that are issued in units. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $600,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)
In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. The Registrant is filing this registration statement to replace the portion of its Registration Statement on Form F-3 (File No. 333-210169, declared effective on March 25, 2016 (the "Prior Registration Statement")), which registered securities for sale by the Registrant and will expire on March 25, 2019 pursuant to Rule 415(a)(5) of the Securities Act. In accordance with Rule 415(a)(6) of the Securities Act, effectiveness of this registration statement will be deemed to terminate that portion of the Prior Registration Statement. The securities registered pursuant to this registration statement consist of those securities described in note (1), of which $350,000,000 were previously registered pursuant to the Prior Registration Statement and remain unsold by the Registrant.

(3)
The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(4)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act. The Registrant paid a registration fee of $50,666.90 relating to the securities registered pursuant to its Registration Statement on Form F-3 (File No. 333-210169), filed on March 14, 2016, which was applied to the securities registered pursuant to the Prior Registration Statement. Pursuant to Rule 415(a)(6) of the Securities Act, such registration fee will continue to be applied to the $350,000,000 aggregate amount of those securities which remain unsold. Accordingly, the registration fee paid in connection with the filing of this registration statement is calculated only with respect to the $250,000,000 aggregate amount of new securities to be registered hereby.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 12, 2019.

PROSPECTUS

$600,000,000

GasLog Ltd.

Common Shares
Preference Shares
8.75% Series A Preference Shares
Debt Securities
Warrants
Rights
Units

        Through this prospectus, we may offer common shares, preference shares, Series A Preference Shares, debt securities, warrants, rights and units from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

        The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

        Our common shares are traded on the New York Stock Exchange under the symbol "GLOG".

        Our 8.75% Series A Preference Shares are traded on the New York Stock Exchange under the symbol "GLOG PR A".

        Our principal executive offices are located at Gildo Pastor Center, 7 Rue du Gabian, MC 98000, Monaco. Our telephone number at such address is +377 97 97 51 15.

        Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled "Risk Factors" on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between residents and non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. In granting such consent, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The date of this prospectus is                  , 2019.

i

FORWARD-LOOKING STATEMENTS

        All statements in this prospectus that are not statements of historical fact are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, particularly in relation to our operations, cash flows, financial position, liquidity and cash available for dividends or distributions, plans, strategies, business prospects and changes and trends in our business and the markets in which we operate. In some cases, predictive, future-tense or forward-looking words such as "believe", "intend", "anticipate", "estimate", "project", "forecast", "plan", "potential", "may", "should", "could" and "expect" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the Securities and Exchange Commission (the "SEC"), other information sent to our security holders and other written materials. We caution that these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus or the date on which such oral or written statements are made, as applicable, about factors that are beyond our ability to control or predict, and are not intended to give any assurance as to future results. Any of these factors or a combination of these factors could materially affect future results of operations and the ultimate accuracy of the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

        Factors that might cause future results and outcomes to differ include, but are not limited to, the following:

  •
  general LNG shipping market conditions and trends, including spot and multi-year charter rates, ship values, factors affecting supply and demand of LNG and LNG shipping, technological advancements and opportunities for the profitable operations of LNG carriers;

  •
  fluctuations in spot and multi-year charter hire rates and vessel values;

  •
  increased exposure to the spot market and fluctuations in spot charter rates;

  •
  our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels which are not under multi-year charters, including the risk that certain of our vessels may no longer have the latest technology which may impact the rate at which we can charter such vessels;

  •
  changes in our operating expenses, including crew wages, maintenance, dry-docking and insurance costs and bunker prices;

  •
  number of off-hire days and dry-docking requirements including our ability to complete scheduled dry dockings on time and within budget;

  •
  planned capital expenditures and availability of capital resources to fund capital expenditures;

  •
  our ability to maintain long-term relationships and enter into time charters with new and existing customers;

  •
  fluctuations in prices for crude oil, petroleum products and natural gas, including LNG;

  •
  changes in the ownership of our charterers;

  •
  our customers' performance of their obligations under our time charters and other contracts;

  •
  our future operating performance and expenses, financial condition, liquidity and cash available for dividends and distributions;

  •
  our ability to obtain financing to fund capital expenditures, acquisitions and other corporate activities, funding by banks of their financial commitments, and our ability to meet our restrictive covenants and other obligations under our credit facilities;

  •
  future, pending or recent acquisitions of or orders for ships or other assets, business strategy, areas of possible expansion and expected capital spending;

  •
  the time that it may take to construct and deliver newbuildings and the useful lives of our ships;

  •
  fluctuations in currencies and interest rates;

  •
  the expected cost of and our ability to comply with environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities, governmental organizations, classification societies and standards imposed by our charterers applicable to our business;

  •
  risks inherent in ship operation, including the discharge of pollutants;

  •
  our ability to retain key employees and the availability of skilled labor, ship crews and management;

  •
  potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

  •
  potential liability from future litigation;

  •
  any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity event; and

  •
  other risks and uncertainties described in the Company's Annual Report on Form 20-F filed with the SEC on March 5, 2019 and available at http://www.sec.gov.

        We caution that these and other forward-looking statements included in this prospectus represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. Many of the forward-looking statements included in this prospectus are based on our assumptions about factors that are beyond our ability to control or predict. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. The reasons for this include the risks, uncertainties and factors described in the "Risk Factors" section of this prospectus. As a result, the forward-looking events discussed in this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

        We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise, except as required by applicable law. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

THE COMPANY

        Unless otherwise indicated, references in this prospectus to "GasLog", the "Company", the "Group", "we", "our", "us" or similar terms refer to GasLog Ltd. or any one or more of its subsidiaries (including GasLog Partners LP) or their predecessors, or to such entities collectively, except that when such terms are used in this prospectus in reference to the common shares or the 8.75% Series A Cumulative Redeemable Perpetual Preference Shares (the "Series A Preference Shares"), they refer to GasLog Ltd.; "GasLog Partners" or the "Partnership", refers to GasLog Partners LP, a master limited partnership formed by GasLog to own, operate and acquire LNG carriers under multi-year charters, or any one or more of GasLog Partners' subsidiaries; "GasLog LNG Services" refers to GasLog LNG Services Ltd., our wholly owned subsidiary; "our vessels" or "our ships" refers to the LNG carriers owned or controlled by the Company and its subsidiaries, including the LNG carriers owned by GasLog Partners; "our wholly owned vessels" or "our wholly owned ships" refers to the LNG carriers owned by the Company and its subsidiaries, excluding any LNG carriers owned by GasLog Partners (in which we hold the controlling general partner interest as well as limited partner interests) and its subsidiaries and Egypt LNG Shipping Ltd. (in which we hold a 25.0% equity interest); and "Samsung" refers to Samsung Heavy Industries Co., Ltd., or, in each case, one or more of their subsidiaries or to such entities collectively; "NYSE" refers to the New York Stock Exchange; "SEC" refers to the U.S. Securities and Exchange Commission; "dollars" and "$" refers to, and amounts are presented in, U.S. dollars; "Lepta Shipping" refers to Lepta Shipping Co., Ltd.; and "Mitsui" refers to Mitsui & Co., Ltd.

        We are an international owner, operator and manager of LNG carriers providing support to international energy companies as part of their LNG logistics chain. As of March 12, 2019, our owned fleet consists of 35 LNG carriers, including 26 ships on the water and nine LNG carriers on order at one of the world's leading LNG shipbuilders, Samsung. This includes 14 LNG carriers in operation that are owned by our NYSE-listed subsidiary GasLog Partners, with which we have entered into certain agreements governing our relationship, including purchase options for certain of our ships. We currently manage and operate 26 LNG carriers including 11 of our wholly owned ships in operation, 13 ships contributed or sold to the Partnership (one is managed by a subsidiary of Shell), one additional LNG carrier in which we have a 25.0% interest and a vessel secured under a long-term bareboat charter from Lepta Shipping, a subsidiary of Mitsui. We are also supervising the construction of our newbuildings. We have secured multi-year contracts for six of our owned ships, the 13 of the 14 ships owned by the Partnership, seven of our nine newbuildings on order and the one vessel secured under a long-term bareboat charter with Lepta Shipping. As of December 31, 2018, these contracts are expected to provide total contracted revenues of $3.6 billion during their initial terms, which expire between 2019 and 2029.

        Our wholly owned subsidiary, GasLog LNG Services, exclusively handles the technical management of our fleet, including plan approval for new ship orders, supervision of ship construction and planning and supervision of dry-dockings, as well as technical operations, crewing, training, maintenance, regulatory and classification compliance and health, safety, security and environmental management and reporting. With over 18 years of technical management experience, including 15 years as sole technical manager of BG Group plc's owned fleet of LNG carriers, we have established a track record for the efficient, safe and reliable operation of LNG carriers which is evidenced by our safety performance and the limited off-hire days of the 25 ships currently operating under our management.

        On April 4, 2012, we completed an initial public offering and a concurrent private placement of our common shares. On January 22, 2014, we completed a follow-on public offering and concurrent private placement of our common shares. On April 16, 2014, we completed a second follow-on public offering of our common shares. Our common shares are listed on the NYSE under the ticker symbol "GLOG". If any securities are to be listed or quoted on any other securities exchange or quotation system, the applicable prospectus supplement will so state.

        On April 7, 2015, we completed a public offering of our Series A Preference Shares, par value $0.01 per share. The Series A Preference Shares are listed on the NYSE under the ticker symbol "GLOG PR A".

        On March 22, 2017, we completed a public offering of $250.0 million aggregate principal amount of 8.875% senior unsecured notes due in 2022 (the "8.875% Senior Notes") at a public offering price of 100% of the principal amount. The net proceeds from the offering after deducting the underwriting discount and offering expenses were $245.3 million.

        We maintain our principal executive offices at Gildo Pastor Center, 7 Rue du Gabian, MC 98000, Monaco. Our telephone number at that address is +377 97 97 51 15. We are registered with the Registrar of Companies in Bermuda under registration number 33928. We maintain a registered office in Bermuda at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda.

 RISK FACTORS

        Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading "Risk Factors" in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered. For further details, see the section entitled "Where You Can Find Additional Information".

        Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our securities. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or risks that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

 SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

        We are a Bermuda exempted company. Our registered address in Bermuda is Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda. As a result, the rights of holders of our securities will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions.

        A majority of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

        However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, our registered agent, to accept service of process on our behalf in any such action.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may, from time to time, sell up to an aggregate public offering price of $600,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus, as well as a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Incorporation of Certain Information by Reference" and "Where You Can Find Additional Information".

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended, with respect to the offer and sale of securities pursuant to this prospectus. For purposes of this section, the term "registration statement" means the original registration statement and any and all amendments, including the schedules and exhibits to the original registration statement and any amendments. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. For further information pertaining to the securities offered by this prospectus and GasLog Ltd., reference is made to the registration statement.

        We are subject to the information and periodic reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above. As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, but we are required to furnish certain proxy statements to shareholders under NYSE rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus.

        This prospectus incorporates by reference the following documents:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 5, 2019;

  •
  our Current Report on Form 6-K furnished to the SEC on March 8, 2019;

  •
  the description of our common shares which is contained in our registration statement on Form 8-A (File No. 001-35466), filed with the SEC on March 21, 2012, including any amendment or report filed for the purpose of updating such description; and

  •
  the description of our Series A Preference Shares which is contained in our registration statement on Form 8-A (File No. 001-35466), filed with the SEC on March 31, 2015, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post- effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

        In accordance with Rule 402 of Regulation S-T, the XBRL-related information in Exhibit 101 to our Annual Report on Form 20-F and our reports on Form 6-K will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as will be expressly set forth by specific reference in such filing.

        We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the "Investor Relations" section of our website at www.gaslogltd.com. The information contained on or connected to our website is not a part of this prospectus. Requests for such information should be made to us at the following address:

GasLog Ltd.
c/o GasLog Monaco S.A.M.
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
+377 97 97 51 15
Attention: General Counsel

        You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

USE OF PROCEEDS

        Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes.

        We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and new vessel acquisitions.

CAPITALIZATION AND INDEBTEDNESS

        Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

        More information on our share capital is included under "Item 10. Additional Information" in our annual report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 5, 2019.

        A description of our common shares can be found in our registration statement on Form 8-A (File No. 001-35466), filed with the SEC on March 21, 2012, including any amendment or report filed for the purpose of updating such description.

        A description of our Series A Preference Shares can be found in our registration statement on Form 8-A (File No. 001-35466), filed with the SEC on March 31, 2015, including any amendment or report filed for the purpose of updating such description.

DESCRIPTION OF PREFERENCE SHARES

        Our bye-laws authorize our board of directors to establish one or more series of preference shares, in addition to the Series A Preference Shares, and to determine, with respect to any series of preference shares, the terms and rights of that series. The issuance of preference shares may have the effect of discouraging, delaying or preventing a change of control of us or the removal of our management. The issuance of preference shares with voting and conversion rights may adversely affect the voting power of the holders of shares of our common shares.

        The applicable prospectus supplement will describe the following terms of any series of preference shares in respect of which this prospectus is being delivered:

  •
  the number of shares constituting a series and the distinctive designation of the series;

  •
  the dividend rate of the series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of the series;

  •
  the voting rights, if any, of the holders of the series, in addition to the voting rights provided by law;

  •
  whether the series will have conversion or exchange privileges (including, without limitation, conversion into common shares), and if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate;

  •
  whether the shares of the series will be redeemable or repurchaseable and, if so, the terms and conditions or such redemption or repurchase;

  •
  whether the series will have a sinking fund for the redemption or repurchase of shares of the series;

  •
  the rights of the shares of the series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon issuance of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

  •
  the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any of payment in respect of shares of the series; and

  •
  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of the series.

        The description in the applicable prospectus supplement of any preference shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable board resolution, certificate of designations or specimen share certificate, which will be filed with the SEC if we offer preference shares. For more information on how you can obtain copies of any board resolution, certificate of designations or specimen share certificate if we offer preference shares, see "Where You Can Find Additional Information" beginning on page 4 of this prospectus. We urge you to read the applicable board resolution, applicable certificate of designations or the applicable specimen share certificate, and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue debt securities from time to time in series under an indenture dated March 22, 2017, between us and American Stock Transfer & Trust Company, LLC, as trustee, which is filed as Exhibit 4.1 to our Form 6-K filed with the SEC on March 22, 2017, or a separate indenture.

        The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The debt securities we may offer may be convertible into common shares or other securities. The indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

        The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

        Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the form of the indenture and the debt securities for complete information on some of the terms and provisions of the indenture, including definitions of some of the terms used below, and the debt securities.

General

        The provisions of the indenture do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. The debt securities may be convertible into common shares or other securities if specified in the applicable prospectus supplement.

Payments

        We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or other currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

        Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

        The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, any offered debt securities:

  •
  the specific designation;

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  any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

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  the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

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  the date of maturity;

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  the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

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  the interest payment dates, if any;

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  the place or places for payment of the principal of and any premium and/or interest on the debt securities;

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  any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

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  whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

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  whether we will issue the debt securities in definitive form and under what terms and conditions;

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  the terms on which holders of the debt securities may convert or exchange these securities into or for common shares or other securities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

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  information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

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  any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

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  whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

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  any material United States federal income tax or other income tax consequences, including, but not limited to:

  •
  tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

  •
  tax considerations applicable to any debt securities denominated and payable in non-United States currencies;

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  whether certain payments on the debt securities will be guaranteed under a financial insurance guarantee policy and the terms of that guarantee;

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  whether the debt securities will be secured;

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  any applicable selling restrictions; and

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  any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.

        Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

        Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

        The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

        An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

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  default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

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  we fail to perform or observe any of our other obligations under the securities and this failure has continued for the period of 60 days next following the service on us of notice requiring the same to be remedied;

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  our bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

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  an order is made or an effective resolution is passed for the winding up or liquidation of us; or

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  any other event of default provided in the supplemental indenture or resolution of the board of directors, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

        The indenture provides that, unless otherwise set forth in a supplemental indenture:

  •
  if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of us applicable to that series of debt securities but not applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to us may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under the indenture) to be due and payable immediately;

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  if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of us, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

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  if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

        In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

        The indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

        The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

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  the holder must have previously given written notice to the trustee of the continuing default;

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  the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

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  requested the trustee to institute that action; and

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  offered the trustee indemnity satisfactory to it;

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  the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

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  the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

        The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

        We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions:

        Discharge of Indenture.    We may discharge all of our obligations, other than as to transfers and exchanges, under the indenture after we have:

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  paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

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  delivered to the trustee for cancellation all of the outstanding debt securities; or

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  irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the indenture relating only to that series of debt securities.

        Defeasance of a Series of Securities at Any Time.    We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants and elect not to comply with those covenants without creating an event of default. Discharge under those procedures is called covenant defeasance.

        Defeasance or covenant defeasance may be effected only if, among other things:

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  we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U. S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

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  we deliver to the trustee an opinion of counsel to the effect that:

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  the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

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  the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

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  in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

        Modification without Consent of Holders.    We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

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  secure any debt securities;

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  evidence the assumption by a successor corporation of our obligations;

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  add covenants for the protection of the holders of debt securities;

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  cure any ambiguity or correct any inconsistency;

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  establish the forms or terms of debt securities of any series;

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  evidence the acceptance of appointment by a successor trustee; or

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  make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indenture as the board of directors may deem necessary or desirable and which shall not adversely affect the rights of the holders of debt securities in any material respect.

        Modification with Consent of Holders.    We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

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  extend the final maturity of the security;

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  reduce the principal amount;

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  reduce the rate or extend the time of payment of interest;

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  reduce any amount payable on redemption;

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  change the currency in which the principal, including any amount of original issue discount, premium or interest on the security is payable;

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  modify or amend the provisions for conversion of any currency into another currency;

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  reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

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  alter the terms on which holders of the debt securities may convert or exchange debt securities for common shares or other securities, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

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  impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

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  reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

Form of Debt Security

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either:

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  in registered form, where our obligation runs to the holder of the security named on the face of the security; or

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  in bearer form, where our obligation runs to the bearer of the security.

        Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

        Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        Registered Global Securities.    We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

        Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may, at any time and in our sole discretion, decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

        Bearer Global Securities.    The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

New York Law to Govern

        The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies in which the price of such warrants will be payable;

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  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the amount of warrants outstanding;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of any material United States federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see "Where You Can Find Additional Information" beginning on page 4 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

        The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

  •
  the exercise price for the rights;

  •
  the number of rights issued to each shareholder;

  •
  the extent to which the rights are transferable;

  •
  any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

  •
  the date on which the right to exercise the rights will commence and the date on which the right will expire;

  •
  the amount of rights outstanding;

  •
  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

  •
  the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

        The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" beginning on page 4 of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF THE UNITS

        We may issue units consisting of any combination of common shares, preference shares, Series A Preference Shares, debt securities, warrants and rights. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        The applicable prospectus supplement relating to any series of units will describe the terms of the units, including, where applicable, the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement; and

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

        The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate or unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of any unit certificate or unit agreement if we offer units, see "Where You Can Find Additional Information" beginning on page 4 of this prospectus. We urge you to read the applicable unit certificate, the applicable unit agreement and any applicable prospectus supplement in their entirety.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Our Annual Report filed on Form 20-F provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

NON-UNITED STATES TAX CONSIDERATIONS

        Our Annual Report filed on Form 20-F provides a discussion of Bermuda tax consequences that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer and sell, from time to time, the securities covered by this prospectus and the applicable prospectus supplement. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

        Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

  •
  on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common shares may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in privately negotiated transactions;

  •
  in an exchange distribution in accordance with the rules of the applicable exchange;

  •
  as settlement of short sales entered into after the date of the prospectus;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  through broker-dealers, who may act as agents or principals;

  •
  through sales "at the market" to or through a market-maker;

  •
  in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through one or more underwriters on a firm commitment or best-efforts basis;

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  in options transactions;

  •
  over the Internet;

  •
  any other method permitted pursuant to applicable law; or

  •
  in any combination of the above.

        In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

  •
  purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers.

        In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act of 1933, as amended, rather than pursuant to this prospectus.

        In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge securities pursuant to the margin provisions of any customer agreements with brokers. Upon default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

        At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering securities, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

        In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

        Pursuant to a requirement by the Financial Industry Regulatory Authority, or "FINRA", if more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a "conflict of interest" under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.

        Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

        We will bear all costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

EXPENSES

        The following are the expenses estimated to be incurred by us in connection with a possible offering of the securities registered under this registration statement.

SEC Registration Fee		$30,300
Printing			*
Legal Fees and Expenses.			*
Accountants' Fees and Expenses			*
NYSE Fees			*
Miscellaneous Costs			*

Total	$		*

*
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

        The validity of the securities that may be offered by this prospectus and certain other matters relating to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Bermuda. Certain other legal matters relating to United States law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

        The consolidated financial statements of GasLog Ltd. as of December 31, 2018 and December 31, 2017, and for each of the years in the three-year period ended December 31, 2018, incorporated in this prospectus by reference from the Company's Annual Report on Form 20-F for the year ended December 31, 2018 and the effectiveness of GasLog Ltd.'s internal control over financial reporting as of December 31, 2018, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

        The offices of Deloitte LLP are located at 2 New Street Square, London, EC4A 3BZ, United Kingdom.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Section 98 of the Bermuda Companies Act 1981 (the "Companies Act") provides generally that a Bermuda company may indemnify its directors and officers against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. The Company's bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer.

        Section 98A of the Companies Act and the Company's bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors' and officers' liability policy for such a purpose.

        We have also entered into indemnification agreements with our directors and officers which provide, among other things, that we will indemnify our directors and officers, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements and fees that they may be required to pay in actions or proceedings to which they are or may be made a party by reason of such person's position as a director, officer, employee or other agent of the Company, subject to, and to the maximum extent permitted by, applicable law. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement in which GasLog Ltd. and certain of its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.

Item 9.    Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
4.1	Amended Memorandum of Association of GasLog Ltd.(2)
4.2	Form of Bye-laws of GasLog Ltd.(2)
4.3	Specimen Share Certificate(2)
4.4	Form of Registration Rights Agreement(2)
4.5	Indenture, dated March 22, 2017 by and between GasLog Ltd. and American Stock Transfer & Trust Company, LLC(3)

Exhibit No.	Description
4.6	First Supplemental Indenture to the Base Indenture, dated March 22, 2017, by and between GasLog Ltd. and American Stock Transfer & Trust Company, LLC, as trustee, relating to the Registrant's 8.875% Senior Notes due 2022(4)
4.7	Form of Indenture
4.8	Form of Debt Securities (included in Exhibit 4.5)
4.9	Form of Warrant Agreement(1)
4.10	Form of Warrant Certificate(1)
4.11	Form of Rights Agreement(1)
4.12	Form of Rights Certificate(1)
4.13	Form of Unit Agreement(1)
4.14	Form of Unit Certificate(1)
5.1	Opinion of Conyers Dill & Pearman Limited, special counsel to the Company as to Bermuda law
5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to the Company
23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page hereto)
25.1	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of American Stock Transfer & Trust Company, LLC(5)
25.2	Form T-1 Statement of Eligibility for Indenture(6)

(1)
To be filed as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)
Previously filed as an exhibit to GasLog Ltd.'s Registration Statement on Form F-1 (File No. 333-179034), filed with the SEC on January 17, 2012, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.

(3)
Previously filed as Exhibit 4.1 to the Registrant's Form 6-K filed with the Commission on March 22, 2017.

(4)
Previously filed as Exhibit 4.2 to the Registrant's Form 6-K filed with the Commission on March 22, 2017.

(5)
Previously filed on Form 305B2 with the Commission on March 14, 2017 and incorporated herein by reference.

(6)
To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10.    Undertakings

        The undersigned registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

        That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

          (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, on March 12, 2019.

GASLOG LTD.
By:	/s/ PAUL WOGAN
	Name:	Paul Wogan
	Title:	Chief Executive Officer

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Paul Wogan and Alastair Maxwell his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form F-3, and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and the Registrar of Companies of Bermuda, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of March, 2019.

Signature	Title

/s/ PAUL WOGAN Name: Paul Wogan	Chief Executive Officer (Principal Executive Officer)
/s/ ALASTAIR MAXWELL Name: Alastair Maxwell	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ PETER G. LIVANOS Name: Peter G. Livanos	Chairman and Director
/s/ BRUCE L. BLYTHE Name: Bruce L. Blythe	Director
/s/ DAVID P. CONNER Name: David P. Conner	Director
/s/ WILLIAM M. FRIEDRICH Name: William M. Friedrich	Director
/s/ DENNIS M. HOUSTON Name: Dennis M. Houston	Director

Signature	Title

/s/ DONALD J. KINTZER Name: Donald J. Kintzer	Director
/s/ JULIAN R. METHERELL Name: Julian R. Metherell	Director
/s/ ANTHONY S. PAPADIMITRIOU Name: Anthony S. Papadimitriou	Director
/s/ GRAHAM WESTGARTH Name: Graham Westgarth	Director

 AUTHORIZED UNITED STATES REPRESENTATIVE

        Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on March 12, 2019.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
4.1	Amended Memorandum of Association of GasLog Ltd.(2)
4.2	Form of Bye-laws of GasLog Ltd.(2)
4.3	Specimen Share Certificate(2)
4.4	Form of Registration Rights Agreement(2)
4.5	Indenture, dated March 22, 2017 by and between GasLog Ltd. and American Stock Transfer & Trust Company, LLC(3)
4.6
First Supplemental Indenture to the Base Indenture, dated March 22, 2017, by and between GasLog Ltd. and American Stock Transfer & Trust Company, LLC, as trustee, relating to the Registrant's 8.875% Senior Notes due 2022(4)
4.7	Form of Indenture
4.8	Form of Debt Securities (included in Exhibit 4.5)
4.9	Form of Warrant Agreement(1)
4.10	Form of Warrant Certificate(1)
4.11	Form of Rights Agreement(1)
4.12	Form of Rights Certificate(1)
4.13	Form of Unit Agreement(1)
4.14	Form of Unit Certificate(1)
5.1	Opinion of Conyers Dill & Pearman Limited, special counsel to the Company as to Bermuda law
5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to the Company
23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page hereto)
25.1	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of American Stock Transfer & Trust Company, LLC(5)
25.2	Form T-1 Statement of Eligibility for Indenture(6)

(1)
To be filed as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)
Previously filed as an exhibit to GasLog Ltd.'s Registration Statement on Form F-1 (File No. 333-179034), filed with the SEC on January 17, 2012, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.

(3)
Previously filed as Exhibit 4.1 to the Registrant's Form 6-K filed with the Commission on March 22, 2017.

(4)
Previously filed as Exhibit 4.2 to the Registrant's Form 6-K filed with the Commission on March 22, 2017.

(5)
Previously filed on Form 305B2 with the Commission on March 14, 2017 and incorporated herein by reference.

(6)
To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.